UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or OtherJurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. EmployeeIdentification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02(b)-(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, Standard Motor Products, Inc. (the “Company”) issued a press release announcing the appointment of Eric Sills, 46, as President of the Company, effective immediately.  Mr. Sills replaces John P. Gethin as President as of February 2, 2015.  Mr. Gethin will continue to serve as Chief Operating Officer of the Company.

Mr. Sills joined the Company in 1991, and from that time until 2006, held various leadership positions, including serving as General Manager, LIC Operations, Director of Product Management, and Plant Manager, Oxygen Sensor Business Unit.  In 2006, Mr. Sills was appointed as Vice President Engine Management Division of the Company, and more recently, in January 2013, he was appointed as Vice President Global Operations of the Company.

Mr. Sills will serve as President on an annual basis.  In his new role, he will join the Office of the Chief Executive.  Mr. Sills’ compensation will remain the same in connection with his appointment as President.  However, the Compensation and Management Development Committee of the Board of Directors will review the compensation paid to Mr. Sills during its annual review of the compensation paid to all executive officers of the Company.

Mr. Sills is the son of Lawrence I. Sills, Chairman of the Board and Chief Executive Officer, and the nephew of Arthur S. Sills and Peter J. Sills, members of the Board of Directors.

A copy of the press release announcing the appointment of Mr. Sills as President of the Company is furnished as Exhibit 99.1 hereto.  Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 2, 2015 announcing the appointment of Eric Sills as President of Standard Motor Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: February 5, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 2, 2015 announcing the appointment of Eric Sills as President of Standard Motor Products, Inc.